As Filed with the Securities and Exchange Commission on December 7, 2022
Registration Nos. 333-264483
333-262021
333-252485
333-236769
333-231157
333-230505
333-222498
333-215580
333-208997
333-201454
333-188738
333-185944
333-179046
333-171571
333-164405
333-159220

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-264483
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-262021
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-252485
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-236769
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-231157
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-230505
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-222498
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-215580
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-208997
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-201454
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-188738
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-185944
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-179046
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-171571
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-164405
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-159220
UNDER THE SECURITIES ACT OF 1933

ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)

Amended and Restated Zovio Inc 2009 Stock Incentive Plan
Zovio Inc 2021 CEO Inducement Equity Incentive Plan
Tutorme.com, Inc. 2015 Equity Incentive Plan (as amended)
Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended)
Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan
Bridgepoint Education, Inc. 2009 Stock Incentive Plan
Amended and Restated Bridgepoint Education, Inc. Employee Stock Purchase Plan

Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan
Stock Option Agreement between Bridgepoint Education, Inc. and Hope Gardina, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Larry Barker, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Sean Gousha, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Megan Williams, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Adam Forrest, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Dan Stoneman, dated February 15, 2006
Stock Option Agreement between Bridgepoint Education, Inc. and Sheri Jones, dated February 15, 2006
Common Stock Purchase Warrant between TeleUniversity, Inc. and Holly Boren, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and John Cacciatore, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Frederick Chaffee, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Bob Christie, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Linda M. Clugston, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and R. Wayne Clugston, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Frank Di Pietro, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Paul Elsner, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Billy Escue, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Oscar T. Lenning, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Ray Levesque, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Brady Merkel, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Larry Miller, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Mary Obrochta, dated November 12, 2003
Common Stock Purchase Warrant between Bridgepoint Education, Inc. and Lisa Vande Pol, dated November 21, 2008
Common Stock Purchase Warrant between TeleUniversity, Inc. and Kathy Randa, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Teresa Ronngren, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Bruce J. Stewart, dated November 12, 2003
Common Stock Purchase Warrant between TeleUniversity, Inc. and Scott Turner, dated November 12, 2003
Common Stock Purchase Warrant between Bridgepoint Education, Inc. and David Vande Pol, dated November 14, 2008
Common Stock Purchase Warrant between TeleUniversity, Inc. and Lynn E. Weaver, dated November 12, 2003
(Full title of the plans)

Kevin Royal
Chief Financial Officer
Zovio Inc
1811 E. Northrop Blvd.
Chandler, AZ 85286
(Name and Address of Agent For Service)

(858) 668-2586
(Telephone number, including area code, of agent for service)

Copy to:
David P. Lewis, Esq.
DLA Piper LLP
2525 East Camelback Road
Phoenix, AZ 85016-4232
Telephone: (480) 606-5126
Facsimile: (480) 606-5526

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”), filed by Zovio Inc ( the “Company”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):
•Registration Statement No. 333-264483, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2022, registering the offer and sale of 670,909 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan;
•Registration Statement No. 333-262021, filed with the SEC on January 5, 2022, registering the offer and sale of 2,300,000 shares of the Company’s Common Stock pursuant to the Zovio Inc 2021 CEO Inducement Equity Incentive Plan;
•Registration Statement No. 333-252485, filed with the SEC on January 27, 2021, registering the offer and sale of 645,345 shares of the Company’s Common Stock pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan;
•Registration Statement No. 333-236769, filed with the SEC on February 28, 2020, registering the offer and sale of 606,531 shares of the Company’s Common Stock pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan;
•Registration Statement No. 333-231157, filed with the SEC on May 1, 2019, registering the offer and sale of 310,605 shares of the Company’s Common Stock pursuant to the Tutorme.com, Inc. 2015 Equity Incentive Plan (as amended);
•Registration Statement No. 333-230505, filed with the SEC on March 26, 2019, registering the offer and sale of 543,368 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended);
•Registration Statement No. 333-222498, filed with the SEC on January 10, 2018, registering the offer and sale of 200,000 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended);
•Registration Statement No. 333-215580 filed with the SEC on January 17, 2017, registering the offer and sale of 929,564 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended);
•Registration Statement No. 333-208997, filed with the SEC on January 14, 2016, registering the offer and sale of 916,993 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan;
•Registration Statement No. 333-201454, filed with the SEC on January 12, 2015, registering the offer and sale of 907,992 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan;
•Registration Statement No. 333-188738, filed with the SEC on May 21, 2013, registering the offer and sale of 2,038,683 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan;
•Registration Statement No. 333-185944, filed with the SEC on January 9, 2013, registering the offer and sale of 1,081,981 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan;
•Registration Statement No. 333-179046, filed with the SEC on January 18, 2012, registering the offer and sale of 1,034,624 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan;
•Registration Statement No. 333-171571, filed with the SEC on January 6, 2011, registering the offer and sale of 1,055,973 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan and 400,000 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. Employee Stock Purchase Plan;
•Registration Statement No. 333-164405, filed with the SEC on January 19, 2010, registering the offer and sale of 1,085,329 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. 2009 Stock Incentive Plan and 400,000 shares of the Company’s Common Stock pursuant to the Amended and Restated Bridgepoint Education, Inc. Employee Stock Purchase Plan; and

•Registration Statement No. 333-159220, filed with the SEC on May 13, 2009, registering the offer and sale of 8,659,056 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan, 5,000,000 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan, 1,000,000 shares of the Company’s Common Stock pursuant to the Bridgepoint Education, Inc. Employee Stock Purchase Plan, 29,806 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Hope Gardina, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Larry Barker, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Sean Gousha, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Megan Williams, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Adam Forrest, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Dan Stoneman, dated February 15, 2006, 5,960 shares of the Company’s Common Stock pursuant to the Stock Option Agreement between Bridgepoint Education, Inc. and Sheri Jones, dated February 15, 2006, 222 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Holly Boren, dated November 12, 2003, 4,444 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and John Cacciatore, dated November 12, 2003, 666 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Frederick Chaffee, dated November 12, 2003, 2,222 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Bob Christie, dated November 12, 2003, 19,555 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Linda M. Clugston, dated November 12, 2003, 172,222 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and R. Wayne Clugston, dated November 12, 2003, 4,444 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Frank Di Pietro, dated November 12, 2003, 3,333 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Paul Elsner, dated November 12, 2003, 11,111 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Billy Escue, dated November 12, 2003, 4,444 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Oscar T. Lenning, dated November 12, 2003, 3,333 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Ray Levesque, dated November 12, 2003, 11,111 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Brady Merkel, dated November 12, 2003, 2,222 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Larry Miller, dated November 12, 2003, 4,000 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Mary Obrochta, dated November 12, 2003, 2,222 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Kathy Randa, dated November 12, 2003, 49,443 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between Bridgepoint Education, Inc. and Lisa Vande Pol, dated November 21, 2008, 4,444 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Teresa Ronngren, dated November 12, 2003, 5,555 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Bruce J. Stewart, dated November 12, 2003, 205,555 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Scott Turner, dated November 12, 2003, 34,721 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between Bridgepoint Education, Inc. and David Vande Pol, dated November 14, 2008, and 5,555 shares of the Company’s Common Stock pursuant to the Common Stock Purchase Warrant between TeleUniversity, Inc. and Lynn E. Weaver, dated November 12, 2003.

On October 28, 2022, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware, which became effective as of November 22, 2022, pursuant to the Company’s Plan of Dissolution, which was adopted by the Company’s Board of Directors on September 8, 2022, and approved by the Company’s shareholders on October 25, 2022. As of November 10, 2022 the Company’s transfer books were closed and the Company’s common stock ceased trading on the Nasdaq Stock Market.

As a result of the Company’s voluntary dissolution and liquidation, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on December 7, 2022.

ZOVIO INC

By:	/s/ KEVIN ROYAL
Name: Kevin Royal
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.